UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 17, 2013
Date of report (date of earliest event reported)
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EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)
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Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices including zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

East West Bancorp, Inc.
Current Report of Form 8-K

ITEM 7.01 Regulation FD Disclosures

East West Bancorp, Inc. (the “Company”) will exercise its mandatory conversion right related to all the outstanding shares of its 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A (the “Series A Preferred Stock”). The mandatory conversion date will be May 1, 2013 (“Mandatory Conversion Date”).

On April 16, 2013, marking the 30th trading day in the previous 30 trading days, the trading price of the Common Stock closed at $24.58, exceeds 130% of the initial conversion price of $15.39 per share of the Common Stock, triggering the right of the Company to exercise its mandatory conversion right, in accordance with the terms of agreements the Company and the Board of Directors agreed.

On the Mandatory Conversion Date, holders of Series A Preferred Stock will be entitled to receive 65.13296 shares of the Company’s Common Stock (“Common Stock”), par value $.001 per share, plus any accrued and unpaid dividends, for each share of Series A Preferred Stock converted, reflecting an approximate conversion price of $15.35 per share based on the initial issuance price of $1,000 per share of Series A Preferred Stock. There are currently 85,710 shares of Series A Preferred Stock outstanding, and a total of approximately 5,582,546 shares of Common Stock will be issued upon conversion of the Series A Preferred Stock. Cash will be paid in lieu of fractional shares of Common Stock. The dividend that the Company will pay on May 1, 2013 will be the final dividends declared on the Series A Preferred Stock.

From and after the Mandatory Conversion Date, no shares of Series A Preferred Stock will be deemed to be outstanding and all rights of the holders of the Preferred Stock will terminate, except for the right to receive the number of whole shares of Common Stock issuable upon conversion of the Series A Preferred Stock and cash in lieu of any fractional shares of Common Stock, as described above.

About East West Bancorp, Inc.

East West Bancorp is a publicly owned company with $23.1 billion in assets and is traded on the Nasdaq Global Select Market under the symbol "EWBC". The Company's wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West Bank is a premier bank focused exclusively on the United States and Greater China markets and operates over 120 locations worldwide, including in the United States markets of California, New York, Georgia, Massachusetts, Texas and Washington. In Greater China, East West Bank's presence includes a full service branch in Hong Kong and representative offices in Beijing, Shenzhen and Taipei. Through a wholly-owned subsidiary bank, East West Bank's presence in Greater China also includes full service branches in Shanghai and Shantou and a representative office in Guangzhou. For more information on East West Bancorp, visit the Company's website at www.eastwestbank.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 17, 2013

EAST WEST BANCORP, INC.

		By:	/s/ Irene H. Oh
Irene H. Oh
Executive Vice President and
Chief Financial Officer